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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Geron Corporation for the registration of 1,933,355 shares of its Common Stock and to the incorporation by reference therein of our report dated February 13, 1998, with respect to the financial statements of Geron Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP

                                                   /s/ Ernst & Young LLP

Palo Alto, California
July 13, 1998